PERFECT LINE, INC.



                                    $750,000


                       Secured Notes due February 2, 2005




                                ----------------
                       NOTE AND OPTION PURCHASE AGREEMENT

                                       AND

                               SECURITY AGREEMENT

                     (Minimum Purchase Per Investor $25,000)


                                ----------------




                             Dated February 2, 2004







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                               PERFECT LINE, INC.
                              5624 West 73rd Street
                             Indianapolis, IN 46278
                            Telephone: (317) 295-3500
                            Facsimile: (317) 298-8924



                       Secured Notes due February 2, 2005



                                                                February 2, 2004

To Each of the Purchasers Listed in
the Attached Schedule A:

Ladies and Gentlemen:

         Perfect Line, Inc., a corporation organized under the laws of the State of Indiana (the "Company"), agrees with you as follows and Interactive Motorsports and Entertainment Corp., a corporation organized under the laws of the State of Indiana (the "Parent Company") agrees as provided in
Article 13:

ARTICLE 1.     AUTHORIZATION OF ISSUANCE OF NOTES.

         The Company has authorized the issue and sale of $750,000 in aggregate principal amount of its Secured Notes due February 2, 2005 (such notes being referred to herein as the "Notes"). The Notes shall be substantially in the form set out in Exhibit 1, shall be in multiples of one thousand dollars ($1,000), shall be for a minimum principal amount of twenty five thousand dollars ($25,000) and with such changes therefrom, if any, as may be approved by the Purchasers and the Company. The Notes shall bear the legend set forth on the form of Note set out in Exhibit 1 and shall include such other notations, legends or endorsements as required by law. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Agreement and, accordingly, the Company and the Purchasers, by their execution and delivery of this Agreement, expressly agree to such terms and provisions and to be bound thereby.

ARTICLE 2. SALE AND PURCHASE OF NOTES AND OPTIONS TO PURCHASE COMMON SHARES. Subject to the terms and conditions of this Agreement, the Company agrees to sell, and each Purchaser agrees, severally but not jointly, to purchase from the Company, the aggregate principal amount of Notes set forth opposite such Purchaser's name in Schedule A at a purchase price per Note equal to 100% of the principal amount thereof. The obligations hereunder of each Purchaser are several and not joint, and each of the Purchasers shall have no obligation and no liability to any Person for the performance or nonperformance hereunder by any other Purchaser

         In addition to issuance of the Note, each Purchaser shall receive an Option to Purchase Common Shares (the "Option") of the Parent Company, in substantially the form attached hereto as Exhibit 2. Each Option shall entitle the Purchaser to acquire the number of common shares of the Parent Company stock equal to the amount of Notes purchased by such Purchaser divided by the fair market value of the Parent Company common Stock on the date said Purchaser executes this Agreement. The Option exercise price shall be the fair market value of the Parent Company common Stock on the date said Purchaser executes this Agreement. The option may be exercised, at the election of the holder of the Option, by payment of the exercise consideration in cash or by delivery of the Purchaser's Note (if said Note remains outstanding) to the Parent Company. Each Option will expire March 1, 2005.

         The Company currently anticipates that it will survey the Option Holders approximately ninety (90) days prior to the expiration of the Options to determine the approximate number of investors that anticipate exercising their respective Options. The Company contemplates that it will file a registration statement with the Securities and Exchange Commission on the registration statement form of its choosing, so that the Company will be in a position to issue registered common shares upon the exercise of the Options by the Option Holders. The Company further anticipates satisfying the registration requirements of applicable state securities authorities in connection with the issuance of the Option Shares. The Company has reached an agreement with an affiliated person that if a minimum of Six Hundred Fifty Thousand Dollars ($650,000) in principal amount of Notes is not purchased in this offering, the affiliated person will bear any and all expenses (including underwriting, printing, legal and accounting expenses) reasonably necessary to accomplish such registration of the Option Shares. In the event the Purchasers of an excess of Six Hundred Fifty Thousand Dollars ($650,000) in principal amount of Notes is purchased in this offering, the Company will bear those expenses. The Parent Company will, in good faith, utilize its best efforts to file applicable registration statements and take such other actions as may be required to effect such registration. The parties acknowledge that the Parent Company may delay such filing if the board of directors determines, in good faith, that the filing of registration statement may have a material detrimental effect on the business or prospects of the Parent Company by requiring the disclosure of material non-public information at that time. Any such delay may not exceed sixty (60) days from the receipt of notice by the Parent Company that the Option Holders wish to exercise their demand registration rights. The Parent Company may not have consecutive delays without the consent of the majority of the holders of the Options Shares. This demand registration right must be exercised between the expiration date of the Options (March 1, 2005) and April 1, 2005. After such date not further demands will be available to the Option Share Holders.

ARTICLE 3.        CLOSING

         The sale and purchase of the Notes may occur in one or more closings, each of which will occur at the principal offices of the Company on the date of this Agreement (the "Closing or the "Closings") or on such other business day as may be agreed upon by the Company and the Purchasers in writing. At the Closing (or Closings), the Company will deliver to each of the Purchasers the Notes to be purchased by such Purchaser in the form of a single Note dated the date of the Closing (the "Closing Date or Closing Dates") and made payable to such Purchaser against delivery by such Purchaser to the Company by wire transfer of immediately available funds in the amount of the purchase price.

ARTICLE 4.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants the following to each of the Purchasers, as of the date hereof:

Section 4.1 Organization; Power and Authority. The Company is a corporation validly existing under the laws of the State of Indiana. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

Section 4.2 Authorization, etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 4.3 Disclosure. Schedule 4.3 identifies all reports filed by the Parent Company with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for its last fiscal year and all reports filed by it for subsequent periods and events (such reports, the "Parent SEC Reports"). The Parent SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or in the Parent SEC Reports), and each fairly presents in all material respects the consolidated financial position of the Parent Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Except as listed in the Schedule 4.3, since the date of the financial statements contained in the most recent Parent SEC Report there has been no event or occurrence relating to the Parent Company or its subsidiaries which, in the reasonable judgment of the Company, after consultation with the Parent Company, will be required to be disclosed in a Parent SEC Report on Form 8-K or which would have a material adverse effect on the Parent Company and its subsidiaries and which has not been disclosed to the Purchasers in a Schedule hereto or in a Parent SEC Report on Form 8-K.

Section 4.4 Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not:

(a) violate, result in any breach of, or constitute a default under, or result in the creation of any lien in respect of any property of the Company under, (i) any indenture, loan or credit agreement to which the Company is bound or by which the Company or any of its properties may be bound, (ii) any lease, mortgage, deed of trust or other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound, in each case that is material in relation to the business, operations, financial condition, assets, or properties of the Company and its subsidiaries taken as a whole ("Material") or (iii) the articles of incorporation or by-laws of the Company;

(b) violate or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority (as defined in Section 4.5) that is applicable and Material to the Company; or

(c) violate any provision of any statute or other rule or regulation of any Governmental Authority that is applicable and Material to the Company.

Section 4.5 Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes. For purposes of this Agreement "Governmental Authority" means the government of (a) the United States of America or any state or other political subdivision thereof, or (b) any jurisdiction in which the Company or any of its subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any of its Subsidiary.

Section 4.6 Private Offering by the Company. Assuming the truth and correctness of the representations and warranties of the Purchasers set forth in Article 5, the sale of the Notes hereunder is exempt from the registration and prospectus delivery requirements of the Securities Act.

Section 4.7 Use of Proceeds. The Company will apply the proceeds of the sale of the Notes in accordance with Schedule 4.7.

Section 4.8 Satisfaction of Prior Debt. The debt and other obligations which constituted the consideration supporting the Financing Statement on Form UCC-1 filed by Perfect Line Investments, LLC with the Indiana Secretary of State, on June 21, 2001, as filing number 200100003493113 and which purports to place a lien on certain assets of Perfect Line, LLC (a predecessor of the Company), have been satisfied in full and no further debt or obligation exists in favor of Perfect Line Investments, LLC.

ARTICLE 5.        REPRESENTATIONS AND COVENANTS OF THE PURCHASERS

         Each Purchaser (as to itself only) represents and warrants the following to the Company:

Section 5.1 Purchase for Investment. Such Purchaser is purchasing the Notes and the Option, and any Option Shares acquired upon exercise of the Option (unless registered as currently anticipated) (the Notes, Options and Options Shares are collectively, the "Securities") to be purchased by him/her/it solely for its own account and not as nominee or agent for any other person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to its right at all times to sell or otherwise dispose of all or any part of said Securities pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, and subject, nevertheless, to the disposition of its property being at all times within its control.

Section 5.2 Accredited Investor. Such Purchaser is knowledgeable, sophisticated and experienced in business and financial matters. Such Purchaser acknowledges that the Securities, including any Option Shares acquired upon exercise of the Option (unless registered as currently anticipated), have not been registered under the Securities Act and understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or such sale is permitted pursuant to an available exemption from such registration requirement; it is able to bear the economic risk of its investment in the Securities and is presently able to afford the complete loss of such investment; it is an Accredited Investor as defined in Rule 501(a) under Regulation D promulgated by the Securities and Exchange Commission; and it has been afforded access to information about the Company and its financial condition and business sufficient to enable it to evaluate its investment in the Securities.

Section 5.3 Authorization. Such Purchaser has taken all actions necessary to authorize it (a) to execute, deliver and perform all of its obligations under this Agreement, (b) to perform all of its obligations under the Securities and
(c) to consummate the transactions contemplated hereby and thereby. This Agreement is a legally valid and binding obligation of such Purchaser enforceable against it in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.4 Restricted Securities. Each of the Purchasers and each subsequent holder of any Securities by its acceptance thereof agrees that no transfer or sale (including, without limitation, by pledge or hypothecation) of Securities (or the Parent Company common stock acquired on exercise of the Option unless registered as currently anticipated), by any holder of Securities which is otherwise permitted hereunder, other than a transfer or sale to the Company, shall be effective, unless such transfer or sale is made:

(a) pursuant to an effective registration statement under the Securities Act and a valid qualification under applicable state securities or "blue sky" laws; or

(b) without such registration or qualification as a result of the availability of an exemption therefrom and, if requested by the Company, counsel for such holder of Securities shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, to the effect that no such registration is required because of the availability of an exemption from the registration requirements of the Securities Act.

ARTICLE 6.        PREPAYMENT OF THE NOTES

Section 6.1 Optional Prepayments. The Notes may not be prepaid for a period six
(6) months following the date of the issuance of the each Note. Following the initial six (6) period non-prepayment period, the Company may, at its option, prepay the principal amount of the Notes, in whole or in part, at any time and from time to time, provided that the Company shall pay a premium of one percent (1.0%) of any principal amount that is prepaid.

Section 6.2 Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore prepaid.

Section 6.3 Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Article 6, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with: (i) interest on such principal amount accrued to such date and
(ii) the prepayment premium on such principal amount in accordance with Section
6.1 of this Agreement. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and premium, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

ARTICLE 7.        EVENTS OF DEFAULT

         An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

(a) the Company defaults in the payment of principal, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b) the Company defaults in the payment of any interest on any Note for more than 10 business days after the same becomes due and payable; or

(c) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a) and (b) of this Article 7) and such default is not remedied within 60 days after the earlier of (i) the Chief Executive Officer or Chief Financial Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (c) of Article 7); or

(d)      any representation or warranty made by the Company in Article 4 or
         Section 9.2 of this Agreement proves to have been false in any material respect on the Closing Date(s) and the fact that such representation or warranty was false on the Closing Date(s) could reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations under this Agreement and the Notes; or

(e) the Company (i) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (ii) makes an assignment for the benefit of its creditors, (iii) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (iv) is adjudicated as insolvent or to be liquidated, or (v) takes corporate action for the purpose of any of the foregoing; or

(f) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company and such petition shall not be dismissed within 60 days.

ARTICLE 8.        REMEDIES ON DEFAULT, ETC.

Section 8.1       Acceleration.

(a) If an Event of Default with respect to the Company described in paragraph (e) or (f) of Article 7 has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b) If any other Event of Default has occurred and is continuing, any holder or holders of a majority in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c) If any Event of Default described in paragraph (a) or (b) of Article 7 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 8.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus all accrued and unpaid interest thereon, shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

Section 8.2 Security. The obligations of the Company to the Purchasers under the Notes are secured by a grant of a security interest in certain assets of the Company as more fully set forth in Article 9. As a result, Purchasers shall have the rights and remedies of a secured creditor with respect to certain assets as more fully set forth in Article 9. Additionally and as further security for the Notes, the Parent Company will guarantee the Company's obligations under the Notes and this Agreement.

Section 8.3 Other Remedies. Subject to certain limitations set forth in Section 9.7(f) with respect to the exercise of remedies with respect to the Collateral (as defined in Section 9.1), if any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 8.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 8.4 Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 8.1, the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences. No rescission and annulment under this Section 8.4 will extend to or affect any subsequent Event of Default or impair any right consequent thereon.

Section 8.5 No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. The Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable costs and expenses of such holder incurred in any enforcement or collection under this Article 8, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

ARTICLE 9.        GRANT OF SECURITY INTEREST AND LICENSE TO USE SOFTWARE

Section 9.1 Security Interest in Collateral. As security for the payment and performance of all obligations of the Company to the Purchasers under the Notes and this Agreement and all modifications, substitutions, renewals and extensions of any such obligations, together with interest at the rates provided in the Notes and costs of collection and attorneys' fees and without relief from valuation and appraisement laws (collectively, the "Liabilities"), the Purchasers shall have, and the Company does hereby grant to the Purchasers, a security interest in the following items of personal property (collectively, the "Collateral"):

(a) The Company's simulators specified on Schedule 9.1(a), whether now owned or hereafter acquired, specifically including, without limitation, improvements, accessories, attachments, and parts thereto; and

(b) All products and proceeds of each of the foregoing, specifically including, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Company from time to time, (ii) any and all payments of any form whatsoever made or due and payable to the Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the foregoing by any Governmental Authority or any person or entity acting under color of Governmental Authority, (iii) to the extent of the value of Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, the Collateral, and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the foregoing, whether or not in lieu thereof.

Section 9.2 Representations and Warranties with respect to the Collateral. The Company represents and warrants to the Purchasers that:

(a) The exact corporate name of the Company and its state of incorporation are each correctly stated in the preamble to this Agreement.

(b) All Collateral is lawfully owned by the Company, free and clear of any prior security interest, pledge, sale, assignment, transfer or other encumbrance other than Permitted Encumbrances (as defined below); the Company has the unencumbered right to pledge, sell, assign or transfer the Collateral subject to the Permitted Encumbrances and to subject the Collateral to the security interest in favor of the Purchasers herein; except in respect of Permitted Encumbrances, no financing statement covering all or any portion of the Collateral is on file in any public office other than in favor of the Purchasers; and the security interest herein constitutes a legal and valid, first priority security interest in the Collateral.

(c) Schedule 9.1(a) is a true and correct address for the location of the simulators that are subject to the security interest.

(d)      For purposes of this Article 9, "Permitted Encumbrance" means

(e) liens for taxes and assessments or governmental charges or levies and liens securing claims or demands of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like liens;

        (i) other liens incidental to the normal conduct of the business of the Company or any subsidiary or the ownership of its property which are not incurred in connection with the incurrence of indebtedness and which do not, in the aggregate, materially impair the use of such property in the operation of the business of the Company and its subsidiaries taken as a whole or the value of such property for the purposes of such business; and

        (ii)      liens securing the Notes.

(f) None of the Collateral is attached to real estate so as to constitute a fixture.

Section 9.3       Agreements Concerning Collateral.

(a) Except with prior written notice to the Purchasers, the simulators will be kept at the locations set forth on Schedule 9.1(a) hereto.

(b) The Company will keep the Collateral in good order and repair, ordinary wear and tear excepted, and will not waste or destroy the Collateral or any portion thereof, except in the case of obsolete Collateral which is no longer used or useful in Company's business.

(c) Company may from time to time substitute Collateral, provided that the substituted Collateral is not subject to any lien or other encumbrance (other than Permitted Encumbrances) and has a fair market value at least equal to the fair market of the Collateral for which it is substituted.

(d) The Company shall not permit any item of Collateral to become a fixture to real estate or an accession to any other property not subject to the Purchasers' security interest herein without the prior written consent of the Purchasers.

Section 9.4       General Provisions Concerning Collateral.

(a) All Collateral acquired after the date hereof will be acquired by the Company free of any lien, security interest or encumbrance, except Permitted Encumbrances.

(b) The Company agrees to do such reasonable acts and things and deliver or cause to be delivered such other documents as the Purchasers may deem necessary to establish and maintain a valid security interest in the Collateral (free of all other liens and claims except
         Permitted Encumbrances) to secure the payment and performance of the Notes and to defend title to the Collateral against any person claiming any interest therein adverse to the Purchasers. The Company authorizes the Purchasers, at the expense of the Company, to execute and file a financing statement or statements on its behalf in those public offices deemed advisable or necessary by the Purchasers to protect the security interests of the Purchasers herein granted.

Section 9.5       Insurance.

(a) The Company shall have and maintain at all times, with respect to Collateral, insurance written by companies acceptable to the Purchasers covering risks customarily insured against by companies engaged in business similar to that of the Company in reasonable amounts, containing such terms, in such form, and for such periods customarily maintained by companies engaged in business similar to that of the Company. Such insurance shall be payable to the Company and the Purchasers as their interests may appear.

(b) All such insurance policies shall carry standard, non-contributory lender's loss payable clauses and endorsements in favor of the Purchasers. The insurance certificates evidencing the Company's compliance with the above shall be deposited with the Purchasers, and in the event the Company fails to file and maintain such insurance, the Purchasers may, at its option, purchase such insurance and the cost of such insurance shall become a Liability secured by these presents and all sums expended shall bear interest at the rate of interest set forth in the Notes until paid. The Company shall pay all insurance premiums promptly when due. The Company hereby assigns to the Purchasers the proceeds of all such insurance, including, without limitation, any premium refunds, to the extent of the Liabilities, shall direct the insurer to make payment of any losses or refunds directly to the Purchasers, and appoints the Purchasers its attorney-in-fact to endorse any draft, check or other form of payment made by such insurer.

Section 9.6 Purchasers May Defend Title. In the event the Company fails to pay any taxes, assessments, premiums, or fees, or fails to discharge any liens or claims against the Collateral required to be paid or discharged by the Company, or fails to purchase, maintain and file with the Purchasers any insurance required by this Agreement, or if any such insurance is inappropriate to the situation, in the Purchasers's reasonable discretion, the Purchasers may, without demand or notice, pay any such taxes, assessments, premiums or fees, or pay, acquire, satisfy or discharge any liens or claims asserted against the Collateral (without any obligation to determine the validity thereof), or purchase any such insurance. All sums so expended by the Purchasers shall become a Liability secured by these presents and shall bear interest at the rate of interest set forth in the Notes until paid.

Section 9.7       Remedies.

(a) Upon the occurrence and during the continuation of any Event of Default and subject to compliance with Section 9.7(f) below, the Purchasers shall have, in addition to all other rights and remedies, the remedies of a secured party under the Indiana Uniform Commercial

         Code (regardless of whether the Code has been enacted in the jurisdiction where rights or remedies are asserted) including, without limitation, the right to take possession of the Collateral, and for that purpose the Purchasers may, so far as the Company can give authority therefor, enter upon any premises on which the Collateral may be situated and remove the same therefrom. The Purchasers shall give to the Company at least ten (10) days' prior written notice of the time and place of any public sale of Collateral or of the time after which any private sale or any other intended disposition is to be made. The Company hereby irrevocably appoints the Purchasers
         and   Purchasers'  designees  from  time to  time its  true and lawful attorneys-in-fact, with full power of substitution in the premises upon the occurrence and during the continuance of an Event of Default
         (i) to demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral in such manner as the Purchasers may determine; and (ii) to do all things necessary to carry out this Article 9 of the Agreement. Subject to compliance with Section 9.7(f), the Company hereby ratifies and approves all acts of such attorneys. Neither Purchasers nor any attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law, absent gross negligence, bad faith or willful misconduct. This power, being coupled with an interest, is irrevocable until the Liabilities have been fully satisfied.

(b) Except as otherwise expressly set forth herein, Company waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. With respect to both Liabilities and Collateral, the Company assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange, or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromise or adjustment of any thereof, all in such manner and at such time or times as the Purchasers may deem advisable. The Purchasers shall have no duty as to the collection or protection of the Collateral, or any income therefrom, nor as to the preservation of rights against prior parties nor as the preservation of any rights pertaining thereto beyond the safe custody thereof. The Purchasers may exercise their rights with respect to Collateral without resorting or regard to other Collateral or sources of reimbursement for any Liability. The Purchasers shall not be deemed to have waived any of these rights as to or under Liabilities or Collateral unless such waiver be in writing and signed by the Purchasers. No delay or omission on the part of the Purchasers in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to the exercise of any right on any future occasion. All rights and remedies of the Purchasers as to or under the Liabilities or Collateral whether evidenced hereby or by any other instrument or papers shall be cumulative and may be exercised singly, successively or together. The
         Purchasers  may,  from time to time,  without  notice to the Company
         (a) retain or obtain a security interest in any property of any other person, in addition to the Collateral, to secure any of the Liabilities; (b) retain or obtain the primary or secondary liability of any party or parties, in addition to the Company with respect to any of the Liabilities; (c) extend or renew for any period (whether or not longer than the original period) or release or compromise any liability of any party or parties primarily or secondarily liable to the Purchasers under the Agreements or the Notes; (d) release its security interest in any of the property securing any of the Liabilities and permit any substitution or exchange for any such property; and (e) subject to Section 9.7(f), resort to the Collateral for the payment of any of the Liabilities whether or not it shall have resorted to any other property or shall have proceeded against any party primarily or secondarily liable for any of the Liabilities.

(c) The Company shall pay to the Purchasers on demand any and all reasonable expenses, including reasonable attorneys' fees, incurred or paid by the Purchasers in protecting or enforcing its rights as to or under the Liabilities or the Collateral. After deducting all of such expenses, the residue of any proceeds of collection or sale of the Collateral shall be applied to the payment of principal or interest on Liabilities in such order of preference as the Purchasers may determine, proper allowance for interest on Liabilities not then due being made, and any excess shall be returned to the Company. To the extent that Company makes a payment or payments to the Purchasers or the Purchasers enforces their security interest and lien, and such payments or the Proceeds of such enforcement are set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee or receiver or any other party under any insolvency law, state or federal law, common law or equitable cause, then to the extent of such recovery, the liability or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred and shall be Liabilities secured by the Collateral. The Purchasers may, at any time or times, pay, acquire, satisfy, or discharge any security interest, lien, encumbrance or claim asserted by any person against the Collateral. The Purchasers shall have no obligation to determine the validity thereof. All sums paid by the Purchasers under the provisions of this paragraph and any existing or other charges relating thereto shall be repaid to the Purchasers by Company on demand, shall be deemed an advance to the Company and shall bear interest at the rate of interest provided in the Notes.

(d) If, at any time after payment in full of all Liabilities and termination of the Purchasers' security interest, any payments on the Liabilities previously made by the Company or any other Person must be disgorged by the Purchasers for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such Person, this Agreement and the Purchasers' security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Company shall sign and deliver to the Purchasers all documents, and shall do such other acts and things, as may be necessary to re-perfect the Purchasers' security interest.

(e) The Company, on its own behalf and on behalf of its successors and assigns, hereby expressly waives all rights, if any, to require a marshaling of assets by the Purchasers or to require the Purchasers' first resort to some or any portion of the Collateral before foreclosing upon, selling or otherwise realizing on any other portion thereof.

(f) Notwithstanding anything in this Section 9.7 to the contrary no action may be taken by the Purchasers pursuant to this Article 9, unless agreed to in writing by Purchasers holding a majority of the aggregate outstanding principal amount of the Notes with a copy of such written agreement delivered to the Company prior to the taking of any such action.

Section 9.8       Grant of License to Use Software.

(a) The Company hereby grants each of the Purchasers a worldwide, royalty free, non-exclusive license to use the Company's proprietary software that is loaded into the simulators that constitute the Collateral (collectively, the "Software") in event the Purchasers exercise their rights as secured creditors of the Company pursuant to Section 9.7 with respect to the Collateral. The Software may only be used by th Purchasers in conjunction with the Collateral n which the Software has been loaded by the Company. Purchaser may not transfer or assign the Software to any person except in connection with a sale of the Collateral pursuant to the exercise of their remedies nder Section 9.7, and any person to whom the Software is assigned in that manner must enter into an agreement, as a condition to the transfer, whereby they accept the terms of this License. Each Purchaser agrees that it shall not, and shall not permit any person to alter, modify or adapt the Software in any manner including, but not limited to, translating, decompiling, disassembling or attempting to create derivative works. Each Purchaser agrees that it shall not, and shall not permit any other person to, attempt to reverse engineer the Software. This license and a Purchaser's right to use the Software as provided herein automatically terminates if such Purchaser fails to comply with any of the foregoing provisions.

(b) The Company retains all rights not expressly granted and nothing in this Section 9.9 constitutes a waiver of the Company's rights under the United States copyright laws or any other federal or state law.

(c) The Software is licensed to the Purchasers "AS IS" and the Company makes no warranty as to the functionality of the Software.

(d) In no event will the Company be liable for direct, indirect, special, incidental or consequential damages arising out of the use of, or inability to use, the Software, even if advised of the possibility of such damages.

(e) All rights and licenses granted under or pursuant to this Section 9.9 by the Company to the Purchasers are, and shall otherwise be deemed to be, for the purposes of Section 365(n) of the United States Bankruptcy Code (the "Bankruptcy Code"), "licenses or rights to intellectual property" as defined under Section 101(52) of the Bankruptcy Code.

ARTICLE 10.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by a Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. This Agreement and the Notes embody the entire agreement and understanding between the Purchasers listed on the signature page hereto, the Company and the Parent Company and supersede all prior agreements and understandings relating to the subject matter hereof.

ARTICLE 11.       AMENDMENT AND WAIVER

Section 11.1 Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the holders of a majority of the outstanding principal amount of the Notes, except that no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (a) subject to the provisions of Article 8 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Notes, or (b) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (c) amend Sections 7(a), 7(b), or Articles 8, 9 or 11.

Section 11.2 Binding Effect, etc. Any amendment or waiver consented to as provided in this Article 11 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

ARTICLE 12.       NOTICES

         All notices and communications provided for hereunder shall be in writing and sent (a) by hand delivery, or (b) by telecopy, or (c) by registered or certified mail with return receipt requested (postage prepaid), or (d) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

        (i) if to a Purchaser, to the Purchaser at the address specified on Schedule A, or at such other address as the Purchaser shall have specified to the Company in writing,

        (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

        (iii) if to the Company, to the Company at its address set forth on page 1 of this Agreement to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing, and in any event, with a copy (which shall not constitute notice) to Bose McKinney & Evans LLP, 2700 First Indiana Plaza, 135 N. Pennsylvania Street, Indianapolis, IN 46204, Attention:
                  Jeffrey B. Bailey.

         Notices delivered by personal delivery or telecopy will be deemed given when actually received. Notices delivered by registered or certified mail shall be deemed delivered four (4) business days after being sent. Notices delivered by overnight delivery service shall be deemed delivered the next business day after being sent.

ARTICLE 13.       MISCELLANEOUS

Section 13.1 Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 13.2 Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or interest on any Note that is due on a date other than a business day shall be made on the next succeeding business day without including the additional days elapsed in the computation of the interest payable on such next succeeding business day.

Section 13.3 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13.4 Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person.

Section 13.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 13.6 No Personal Liability. No director, officer, employee, incorporator, member or shareholder of the Company, the Parent Company or any subsidiary of the Company will have any liability for any obligations of the Company, the Parent Company or any subsidiary of the Company under the Notes or this Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a Note by accepting such Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes.

Section 13.7 Governing Law. THIS AGREEMENT, THE NOTES AND ALL ISSUES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF INDIANA (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW).

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                   Very truly yours,

                                   PERFECT LINE, INC.


                                   By: /s/ William R. Donaldson
                                       William R. Donaldson
                                       Chairman and Chief Executive Officer


                                    INTERACTIVE MOTORSPORTS AND
                                    ENTERTAINMENT CORP.


                                    By: /s/ William R. Donaldson
                                        William R. Donaldson
                                        Chairman and Chief Executive Officer

                            CORPORATE ACKNOWLEDGEMENT


STATE OF INDIANA  )
                  ) SS:
COUNTY OF MARION  )

         On this ___ day of _________, 2004, before me, the undersigned officer, personally appeared William R. Donaldson, known personally to me to be the Chairman and Chief Executive Officer of each of the above-named corporations and acknowledged that he, as an officer of each of the above-named corporations and being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of each of the above-named corporations by himself as an officer of each of the above-named corporation.

         Witness my hand and notarial seal this ____ day of ___________, 2004.


My Commission Expires:

------------------------------      ------------------------------------------
                                     Notary Public
My County of Residence:

------------------------------      -----------------------------------------
                                    Printed Name

                           COUNTERPART SIGNATURE PAGE




By :
    ----------------------------------------





By:
   -----------------------------------------




--------------------------------------------




--------------------------------------------

                                   Schedule A

                                   Purchasers



Name and address                                              Amount

                                  Schedule 4.3

                           Parent Company SEC Reports

Form                       Date Filed                     Period Ending
10-QSB                     November 20, 2003              September 30, 2003
8-K                        October 13, 2003               October 13, 2003
10-QSB                     August 19, 2003                June 30, 2003
8-K                        June 20, 2003                  June 20, 2003
10-QSB                     May 20, 2003                   March 31, 2003
10-KSB                     April 15, 2003                 December 31, 2002
8-K                        March 13, 2003                 March 13, 2003
S-8                        February 13, 2003              February 13, 2003
8-K                        January 6, 2003                January 6, 2003
10-QSB                     November 14, 2002              September 30, 2002
8-K/A                      October 1, 2002                August 2, 2002
8-K                        September 19, 2002             September 17, 2002
10-QSB                     August 19, 2002                June 30, 2002
NT 10-Q                    August 14, 2002                June 30, 2002
8-K                        August 14, 2002                August 2, 2002
10-QSB                     April 30, 2002                 March 31, 2002
10-KSB                     March 29, 2002                 December 31, 2001

                                  Schedule 4.7

                                 Use of Proceeds

Interactive Motorsports and Entertainment Corp.
$750,000  Loan - Use of Proceeds
As of February 2, 2004
Total Source of Funds:

   Loan                                                                $ 750,000
Total Use of Funds:

  Working Capital February, March, April                               $ 750,000

  Total Use of Funds                                                   $ 750,000
                                                                      ==========

                                 Schedule 9.1(a)

                    Location and Identification of Simulators



Each simulator is identified by location of the simulator as well as the "number and car sponsor" and of the "race car" which the simulator is intended to resemble.



14 Simulators at Concord Mill Mall, Concord, NC

Landlord: Mills Corporation

Space Designated as

Serial Numbers and car number/sponsor graphic as follows:

Serial Number              Car Number/Sponsor

990365                     20 Home Depot

990367                     12 Alltel

990363                     38 M&M

990576                     97 Sharpie

990577                     43 Cheerios

990366                     88 UPS

990569                     18 Interstate

990568                     1 Army

990570                     45 Sprint

990571                     6 Viagra

990364                     8 Bud

990572                     43 RPDE

990575                     17 Dewalt

990573                     9 Dodge



1 Simulator at Cowboy Pizza, Monterey, CA

Revenue Share operator: Cannary Row Entertainment, Inc.

Serial Number and car number/sponsor graphic as follows:

Serial Number              Car Number/Sponsor

990578                     17 Dewalt

[Form of Note]


         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN
EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION THEREFROM UNDER THE ACT, THE RULES AND REGULATIONS THEREUNDER AND APPLICABLE STATE LAWS. THE TRANSFER OF THIS NOTE IS SUBJECT TO THE CONDITIONS AND RESTRICTIONS
SPECIFIED IN THE NOTE PURCHASE AND SECURITY AGREEMENT DATED AS OF MARCH 7, 2003 BY AND AMONG THE COMPANY AND THE PURCHASERS PARTY THERETO. EACH HOLDER HEREOF BY VIRTUE OF HOLDING THIS NOTE, SHALL COMPLY WITH, AND BE DEEMED TO
HAVE AGREED TO COMPLY WITH SUCH CONDITIONS AND RESTRICTIONS.


                               PERFECT LINE, INC.

                        Secured Note Due February 2, 2004

No. [_______]                                           Issued: February 2, 2004
                                                       Matures: February 2, 2005


         For Value Received, the undersigned, Perfect Line, Inc., an Indiana corporation (the "Company"), hereby promises to pay to _______________________ (the "Holder") or assigns, the principal sum of ___________________________ Dollars of the United States of America on February 2, 2004 (minus any portion of such principal amount prepaid prior to such date), together with interest on the unpaid principal balance existing from time to time prior to maturity at a per month rate equal to One Eighth of One Percent (0.8%), together with reasonable attorneys' fees and other costs incurred in collecting or enforcing payment hereof and without relief from valuation and appraisement laws. Capitalized terms used but not defined herein have the respective meanings given to such terms in the Note Purchase Agreement referenced below.

         Such interest shall be paid on actual daily balances of outstanding principal for the exact number of days such principal remains outstanding and shall be computed on the basis of a thirty (30) day month unless the month has thirty-one (31) days in which case it will be computed on the basis of a thirty-one day month.

         Principal and interest under this Note shall be due and payable as follows:

         1. Interest on the unpaid principal balance under this Note shall be due and payable in arrears on the first business day of each month, commencing February 1, 2004; and

         2. the entire unpaid balance of principal and all accrued and unpaid interest, shall be due and payable on February 2, 2005.

         If any installment of principal or interest under this Note is payable on a day other than a business day, the maturity of such installment shall be extended to the next succeeding business day, but interest shall be payable during such extension of maturity.

         Maker may not prepay the principal amount of this Note for a period of six (6) months from the date of issuance. Following such non-prepayment period, the Company may, at its option, prepay the principal amount of the Notes, in whole or in part, at any time and from time to time, provided that the Company shall pay a premium of one percent (1.0%) of any principal amount that is prepaid.

         Payments of principal, interest and premium (if applicable) on this Note are to be made in lawful money of the United States of America at ________, or such other place as the Holder may designate in writing.

         This Note is one of the Notes (the "Notes") issued pursuant to the Note Purchase and Security Agreement, dated as of February 2, 2004 (as from time to time amended, the "Note Purchase Agreement"), among the Company and the several Purchasers named therein and is entitled to the benefits thereof including the grant of a security interest in certain assets of the Company pursuant to Article 9 of the Note Purchase Agreement. Each holder of this Note will be deemed, by its acceptance hereof, to have made the representations and agreements set forth in Section 5.2 and 5.4 of the Note Purchase Agreement.

         If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, and with the effect provided in the Note Purchase Agreement.

         The Company and all endorsers, guarantors, sureties, accommodation parties hereof and all other parties liable or to become liable for all or any part of this indebtedness, severally waive presentment for payment, notice of dishonor, protest, notice of protest, and notice of nonpayment of this Note and expressly agree that this Note and any payment coming due under it may be extended or otherwise modified from time to time without in any way affecting their liability hereunder.

         Notice of acceptance of this Note is hereby waived.

         This Note and the Note Purchase Agreement and all issues hereunder and thereunder shall be governed by and construed in accordance with the internal laws of the State of Indiana


                                  Perfect Line, Inc.


                                  By : ___________________________
                                       William R. Donaldson
                                       Chairman and Chief Executive Officer



         For good and valuable consideration received, and in consideration of all loans, advances or other financial accommodations made or afforded to Perfect Line, Inc. by the holder of this Note pursuant to this Note and the Note Purchase Agreement (collectively, the "Obligations"), the undersigned hereby absolutely and unconditionally guarantees the full and prompt payment and performance of the Obligations when due, whether by acceleration or otherwise.



                                 Interactive Motorsports and Entertainment Corp.



                                 By:
                                    William R. Donaldson
                                    Chairman and Chief Executive Officer